Exhibit 99.2

EMPIRE STATE
REALTY TRUST

MARCH 2025 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

First Quarter 2025

Forward-looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) increased costs due to tariffs or other economic factors; (iii) a failure of conditions or performance regarding any event or transaction described herein; (iv) resolution of legal proceedings involving the Company; (v) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (vi) changes in our business strategy; (vii) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xiii) decreased rental rates or increased vacancy rates; (xiv) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xix) our disclosure controls and internal control over financial reporting, including any material weakness; and (xx) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

First Quarter 2025 Supplemental Definitions

Funds From Operations

We compute Funds From Operations (“FFO”) in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations

Modified Funds From Operations (“Modified FFO”) adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations

Core Funds From Operations (“Core FFO”) adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution

In addition to Core FFO, we present Core Funds Available for Distribution (“Core FAD”) by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income and Property Cash NOI

Net Operating Income (“NOI”) is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store

In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property’s NOI. As of March 31, 2025, Same Store excludes the North Sixth Street Collection which was acquired in September 2023, September 2024 and October 2024, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024 and title subsequently transferred to the lender in February 2025.

First Quarter 2025 Supplemental Definitions

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.

Net Debt to Adjusted EBITDA

We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

First Quarter 2025

COMPANY PROFILE

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World’s Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World - and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeff Spector	(646) 855-1363	jeff.spector@bofa.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

First Quarter 2025 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

Assets	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Commercial real estate properties, at cost	$3,825,422	$3,786,653	$3,667,687	$3,503,302	$3,702,317
Less: accumulated depreciation	(1,306,924)	(1,274,193)	(1,241,454)	(1,206,039)	(1,288,519)
Commercial real estate properties, net	2,518,498	2,512,460	2,426,233	2,297,263	2,413,798
Contract asset(1)	-	170,419	168,687	166,955	-
Cash and cash equivalents	187,823	385,465	421,896	535,533	333,573
Restricted cash	49,589	43,837	48,023	41,015	51,738
Tenant and other receivables	29,071	31,427	34,068	34,665	40,137
Deferred rent receivables	252,299	247,754	244,448	242,940	257,266
Prepaid expenses and other assets	64,233	101,852	81,758	105,438	74,472
Deferred costs, net	181,802	183,987	176,720	172,318	180,462
Acquired below-market ground leases, net	311,452	313,410	315,368	317,326	319,284
Right of use assets	28,134	28,197	28,257	28,318	28,378
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,114,380	$4,510,287	$4,436,937	$4,433,250	$4,190,587

Liabilities and Equity
Mortgage notes payable, net	$691,816	$692,176	$692,989	$700,348	$876,497
Senior unsecured notes, net	1,097,212	1,197,061	1,196,911	1,196,831	973,926
Unsecured term loan facility, net	268,807	268,731	268,655	268,580	268,503
Unsecured revolving credit facility	-	120,000	120,000	120,000	120,000
Debt associated with property in receivership	-	177,667	177,667	177,667	-
Accrued interest associated with property in receivership	-	5,433	3,511	1,589	-
Accounts payable and accrued expenses	135,298	132,016	81,443	90,908	91,005
Acquired below-market leases, net	18,306	19,497	14,702	11,872	12,798
Ground lease liabilities	28,134	28,197	28,257	28,318	28,378
Deferred revenue and other liabilities	61,888	62,639	70,766	61,890	69,289
Tenants’ security deposits	27,044	24,908	24,715	24,031	25,457
Total liabilities	2,328,505	2,728,325	2,679,616	2,682,034	2,465,853
Total equity	1,785,875	1,781,962	1,757,321	1,751,216	1,724,734
Total liabilities and equity	$4,114,380	$4,510,287	$4,436,937	$4,433,250	$4,190,587

Note:

(1)	This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.

First Quarter 2025 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenues
Rental revenue (1)	$154,542	$155,127	$153,117	$152,470	$153,882
Observatory revenue	23,161	38,275	39,382	34,124	24,596
Lease termination fees	-	-	4,771	-	-
Third-party management and other fees	431	258	271	376	265
Other revenue and fees	1,932	3,942	2,058	2,573	2,436
Total revenues	180,066	197,602	199,599	189,543	181,179

Operating expenses
Property operating expenses	45,060	46,645	45,954	41,516	45,060
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	16,940	17,870	18,372	18,020	15,972
Observatory expenses	8,118	9,730	9,715	8,958	8,431
Real estate taxes	33,050	32,720	31,982	31,883	32,241
Depreciation and amortization	48,779	45,365	45,899	47,473	46,081
Total operating expenses	154,278	154,662	154,253	150,182	150,116
Total operating income	25,788	42,940	45,346	39,361	31,063

Other income (expense)
Interest income	3,786	5,068	6,960	5,092	4,178
Interest expense	(26,938)	(27,380)	(27,408)	(25,323)	(25,128)
Interest expense associated with property in receivership	(647)	(1,921)	(1,922)	(628)	-
Loss on early extinguishment of debt	-	-	-	-	(553)
Gain on disposition of property	13,170	1,237	1,262	10,803	-
Income before income taxes	15,159	19,944	24,238	29,305	9,560
Income tax (expense) benefit	619	(1,151)	(1,442)	(750)	655
Net income	15,778	18,793	22,796	28,555	10,215
Net income attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(5,508)	(6,575)	(8,205)	(10,433)	(3,500)
Non-controlling interests in other partnerships	-	-	-	-	(4)
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)
Net income attributable to common stockholders	$9,220	$11,168	$13,541	$17,071	$5,661

Weighted average common shares outstanding
Basic	167,181	166,671	164,880	164,277	163,491
Diluted	269,529	270,251	269,613	268,716	267,494

Earnings per share attributable to common stockholders
Basic	$0.06	$0.07	$0.08	$0.10	$0.03
Diluted	$0.05	$0.07	$0.08	$0.10	$0.03
Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Base rent	$136,096	$135,629	$132,492	$136,328	$136,557
Billed tenant expense reimbursement	18,446	19,498	20,625	16,142	17,325
Total rental revenue	$154,542	$155,127	$153,117	$152,470	$153,882

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

First Quarter 2025 Highlights (unaudited and dollars and shares in thousands, except per share amounts)

Three Months Ended
March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Office and Retail Metrics:
Total rentable square footage	8,617,292	8,616,284	8,592,481	8,549,496	9,332,569
Percent occupied (1)	87.9%	88.6%	89.1%	88.9%	87.9%
Percent leased (2)	92.5%	93.5%	93.4%	93.1%	91.4%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Manhattan office portfolio	$61,548	$64,110	$65,069	$67,165	$63,911
Greater New York office portfolio	1,584	1,769	1,651	1,825	1,383
Retail portfolio	2,433	2,472	2,431	2,517	1,542
Total Same Store Property Cash NOI	$65,565	$68,351	$69,151	$71,507	$66,836

Multifamily Metrics:
Multifamily Cash NOI (3)	$4,643	$4,168	$4,506	$4,533	$4,217
Total number of units	732	732	732	727	727
Percent occupied	99.0%	98.5%	96.8%	97.9%	97.1%

Observatory Metrics:
Observatory NOI	$15,043	$28,545	$29,667	$25,166	$16,165
Number of visitors (4)	428,000	718,000	727,000	648,000	485,000
Change in visitors year-over-year	(11.8)%	1.0%	(2.2)%	(2.7)%	9.5%

Ratios:
Debt to Total Market Capitalization (5)	47.8%	44.0%	42.3%	46.4%	44.1%
Net Debt to Total Market Capitalization (5)	45.4%	39.5%	37.5%	39.9%	40.2%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	49.8%	45.7%	44.0%	48.2%	45.8%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	47.5%	41.4%	39.3%	41.9%	42.0%
Debt to Adjusted EBITDA (6)	5.8	x	6.4	x	6.4	x	6.6	x	6.2	x
Net Debt to Adjusted EBITDA (6)	5.2	x	5.3	x	5.2	x	5.1	x	5.3	x
Core FFO Payout Ratio (7)	19%	15%	14%	15%	17%
Core FAD Payout Ratio	805%	324%	21%	30%	109%
Core FFO per share - diluted	$0.19	$0.24	$0.26	$0.24	$0.21
Diluted weighted average shares	269,529	270,251	269,613	268,716	267,494

Class A common stock price at quarter end	$7.82	$10.32	$11.08	$9.38	$10.13
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (8)	1.8%	1.4%	1.3%	1.5%	1.4%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664

Class A common stock	167,094	166,405	165,507	164,483	163,816
Class B common stock (9)	976	978	981	982	982
Operating partnership units	110,662	106,768	107,664	108,713	109,218
Total common stock and operating partnership units outstanding (10)	278,732	274,151	274,152	274,178	274,016

Notes:

(1)	Based on leases signed and commenced as of end of period. Added in the quarter ended December 31, 2024, for all comparative periods percent occupied excludes storage and broadcasting space.
(2)	Represents occupancy and includes signed leases not commenced. Added in the quarter ended December 31, 2024, for all comparative periods percent leased excludes storage and broadcasting space.
(3)	On March 28, 2024 we acquired the non-controlling interest in ESRT's joint venture properties. Beginning in the three months ended June 30, 2024, Multifamily NOI figures are presented at 100% ownership. Prior periods disclose ESRT's pro-rata 90% share.
(4)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5)	Market capitalization represents the sum of (i) Company's common stock per share price as of March 31, 2025 multiplied by the total outstanding number of shares of common stock and operating partnership units as of March 31, 2025, (ii) the number of Series 2014 perpetual preferred units at March 31, 2025 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at March 31, 2025 multiplied by $13.52, and (iv) our outstanding indebtedness as of March 31, 2025.
(6)	Calculated based on trailing 12 months Adjusted EBITDA. For the periods ended March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024 excludes trailing 12 months Adjusted EBITDA of $2 million, $5 million, $9 million and $12 million, respectively, relating to First Stamford Place, Stamford CT, which was placed into receivership at the end of May 2024 and title subsequently transferred to the lender in February 2025.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Based on the closing price per share of Class A common stock on March 31, 2025.
(9)	We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(10)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

First Quarter 2025 Property Summary - Same Store Net Operating Income ("NOI") by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Same Store Portfolio(1)
Revenues	$143,916	$146,969	$145,501	$140,763	$140,147
Operating expenses	(74,891)	(76,317)	(75,596)	(68,762)	(71,486)
Same store property NOI	69,025	70,652	69,905	72,001	68,661
Straight-line rent	(4,831)	(3,782)	(2,184)	(1,887)	(3,218)
Above/below-market rent revenue amortization	(587)	(477)	(528)	(565)	(565)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,958
Total same store property cash NOI - excluding lease termination fees	$65,565	$68,351	$69,151	$71,507	$66,836

Percent change over prior year	(1.9)%	(2.9)%	5.2%	7.4%	12.3%

Total same store property cash NOI - excluding lease termination fees	$65,565	$68,351	$69,151	$71,507	$66,836
Lease termination fees	-	-	4,771	-	-
Total same store property cash NOI	$65,565	$68,351	$73,922	$71,507	$66,836

Same Store Manhattan Office(1),(2)
Revenues	$136,408	$139,380	$138,060	$133,180	$133,919
Operating expenses	(71,598)	(73,062)	(72,287)	(65,473)	(68,173)
Same store property NOI	64,810	66,318	65,773	67,707	65,746
Straight-line rent	(4,633)	(3,689)	(2,134)	(1,935)	(3,228)
Above/below-market rent revenue amortization	(587)	(477)	(528)	(565)	(565)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,958
Total same store property cash NOI - excluding lease termination fees	61,548	64,110	65,069	67,165	63,911
Lease termination fees	-	-	4,771	-	-
Total same store property cash NOI	$61,548	$64,110	$69,840	$67,165	$63,911

Same Store Greater New York Metropolitan Area Office(1)
Revenues	$3,154	$3,213	$3,060	$3,319	$2,844
Operating expenses	(1,606)	(1,572)	(1,612)	(1,656)	(1,594)
Same store property NOI	1,548	1,641	1,448	1,663	1,250
Straight-line rent	36	128	203	162	133
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	1,584	1,769	1,651	1,825	1,383
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$1,584	$1,769	$1,651	$1,825	$1,383

Same Store Retail(1)
Revenues	$4,354	$4,376	$4,381	$4,264	$3,384
Operating expenses	(1,687)	(1,683)	(1,697)	(1,633)	(1,719)
Same store property NOI	2,667	2,693	2,684	2,631	1,665
Straight-line rent	(234)	(221)	(253)	(114)	(123)
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	2,433	2,472	2,431	2,517	1,542
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$2,433	$2,472	$2,431	$2,517	$1,542

Notes:
(1)	Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.

(2)	Includes 475,744 rentable square feet of retail space in the Company's nine Manhattan office properties.

First Quarter 2025 Same Store Net Operating Income ("NOI"), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income	$15,778	$18,793	$22,796	$28,555	$10,215
Add:
General and administrative expenses	16,940	17,870	18,372	18,020	15,972
Depreciation and amortization	48,779	45,365	45,899	47,473	46,081
Interest expense	26,938	27,380	27,408	25,323	25,128
Interest expense associated with property in receivership	647	1,921	1,922	628	-
Loss on early extinguishment of debt	-	-	-	-	553
Income tax expense (benefit)	(619)	1,151	1,442	750	(655)
Less:
Gain on disposition of property	(13,170)	(1,237)	(1,262)	(10,803)	-
Third-party management and other fees	(431)	(258)	(271)	(376)	(265)
Interest income	(3,786)	(5,068)	(6,960)	(5,092)	(4,178)
Net operating income	91,076	105,917	109,346	104,478	92,851

Straight-line rent	(5,283)	(4,045)	(2,277)	(1,900)	(3,061)
Above/below-market rent revenue amortization	(798)	(674)	(476)	(513)	(514)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,958
Total cash NOI - including Observatory and lease termination fees	86,953	103,156	108,551	104,023	91,234
Less: Observatory NOI	(15,043)	(28,545)	(29,667)	(25,166)	(16,165)
Less: cash NOI from non-Same Store properties	(6,345)	(6,260)	(4,962)	(7,350)	(8,233)
Total Same Store property cash NOI - including lease termination fees	65,565	68,351	73,922	71,507	66,836
Less: Lease termination fees	-	-	(4,771)	-	-
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$65,565	$68,351	$69,151	$71,507	$66,836

Multifamily NOI(1)
Revenues	$9,646	$9,322	$9,140	$9,161	$8,472
Operating expenses	(4,993)	(5,145)	(4,623)	(4,578)	(4,209)
NOI	4,653	4,177	4,517	4,583	4,263
Straight-line rent	(67)	(67)	(69)	(109)	(102)
Above/below-market rent revenue amortization	57	58	58	59	56
Cash NOI	$4,643	$4,168	$4,506	$4,533	$4,217

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

		Initial
	Square	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2025	2026	2027	2028	2029
Second quarter 2025	208,791	$14,211	$8,973	$14,211	$14,086	$13,916	$13,799
Third quarter 2025	157,536	10,526	3,788	10,526	10,526	10,526	10,526
Fourth quarter 2025	29,410	2,749	345	2,749	2,749	2,749	2,749
First quarter 2026	44,357	3,638	-	3,324	3,638	3,638	3,638
Second quarter 2026	124,438	9,845	-	6,710	9,845	9,845	9,845
Third quarter 2026	124,507	7,540	-	3,354	7,540	7,540	7,540
Fourth quarter 2026	119,981	7,507	-	1,007	7,507	7,507	7,507
First quarter 2027	51,480	4,043	-	-	3,775	4,043	4,043
Second quarter 2027	39,612	3,060	-	-	2,297	3,060	3,060
First quarter 2028	34,162	2,462	-	-	-	2,350	2,462
Second quarter 2029	25,212	1,576	-	-	-	-	920
	959,486	$67,157	$13,106	$41,881	$61,963	$65,174	$66,089

	Incremental	Initial
	Annual	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
1Q 2025	Cash Rent (2)	Cash Rent	2025	2026	2027	2028	2029
Commenced leases in free rent period	$28,137	$34,931	$12,653	$30,987	$34,806	$34,637	$34,520
Signed leases not commenced	29,061	32,226	453	10,894	27,157	30,537	31,569
	$57,198	$67,157	$13,106	$41,881	$61,963	$65,174	$66,089

Notes:
(1)	On March 28, 2024 we acquired the non-controlling interest in ESRT's joint venture properties. Beginning in the three months ended June 30, 2024, Multifamily NOI figures are presented at 100% ownership. Prior periods disclose ESRT's pro-rata 90% share.
(2)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

First Quarter 2025 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total Office and Retail Portfolio(1)
Total leases executed	20	20	31	35	25
Weighted average lease term	8.4 years	8.0 years	7.0 years	7.0 years	7.9 years
Average free rent period	7.8 months	5.7 months	5.2 months	7.4 months	7.9 months

Office
Total square footage executed	229,367	378,913	291,418	262,991	367,262
Average starting cash rent psf - leases executed	$66.43	$78.40	$70.11	$66.60	$64.03
Previously escalated cash rents psf	$60.63	$71.03	$68.34	$65.31	$61.08
Percentage of new cash rent over previously escalated rents	9.6%	10.4%	2.6%	2.0%	4.8%

Retail
Total square footage executed	1,181	-	12,792	8,990	2,458
Average starting cash rent psf - leases executed	$193.00	$-	$203.88	$91.14	$400.00
Previously escalated cash rents psf	$183.74	$-	$332.35	$75.03	$378.97
Percentage of new cash rent over previously escalated rents	5.0%	-	(38.7)%	21.5%	5.5%

Total Office and Retail Portfolio
Total square footage executed	230,548	378,913	304,210	271,981	369,720
Average starting cash rent psf - leases executed	$67.08	$78.40	$75.74	$67.41	$66.27
Previously escalated cash rents psf	$61.27	$71.03	$79.44	$65.63	$63.20
Percentage of new cash rent over previously escalated rents	9.5%	10.4%	(4.7)%	2.7%	4.9%

Leasing commission costs per square foot	$22.39	$21.73	$19.67	$18.87	$21.01
Tenant improvement costs per square foot	47.92	49.46	42.90	65.69	64.98
Total LC and TI per square foot(2)	$70.31	$71.19	$62.57	$84.56	$85.99
Total LC and TI per square foot per year of weighted average lease term(3)	$8.34	$8.89	$8.94	$12.14	$10.92

Occupancy(4)	87.9%	88.6%	89.1%	88.9%	87.9%

Manhattan Office Portfolio
Total leases executed	18	18	25	31	22

Office - New Leases
Total square footage executed	43,184	184,258	130,688	162,655	201,580
Average starting cash rent psf - leases executed	$69.13	$71.07	$66.07	$67.44	$59.70
Previously escalated cash rents psf	$66.77	$59.54	$63.21	$64.36	$55.66
Percentage of new cash rent over previously escalated rents	3.5%	19.4%	4.5%	4.8%	7.3%

Office - Renewal Leases(1)
Current Renewals	177,328	10,178	53,622	43,895	34,084
Early Renewals	-	172,286	105,019	54,761	121,612
Total square footage executed	177,328	182,464	158,641	98,656	155,696
Average starting cash rent psf - leases executed	$66.62	$86.98	$73.11	$65.50	$70.30
Previously escalated cash rents psf	$59.35	$83.14	$72.24	$67.09	$68.19
Percentage of new cash rent over previously escalated rents	12.3%	4.6%	1.2%	(2.4)%	3.1%

Total Manhattan Office Portfolio
Total square footage executed	220,512	366,722	289,329	261,311	357,276
Average starting cash rent psf - leases executed	$67.11	$78.99	$69.93	$66.71	$64.32
Previously escalated cash rents psf	$60.80	$71.28	$68.16	$65.40	$61.12
Percentage of new cash rent over previously escalated rents	10.4%	10.8%	2.6%	2.0%	5.2%

Leasing commission costs per square foot	$22.47	$21.85	$17.40	$18.13	$19.87
Tenant improvement costs per square foot	49.50	47.96	42.82	68.02	63.31
Total LC and TI per square foot(2)	$71.97	$69.81	$60.22	$86.15	$83.18
Total LC and TI per square foot per year of weighted average lease term(3)	$8.41	$8.66	$8.67	$12.49	$10.59

Occupancy(4)	88.1%	89.0%	89.6%	89.3%	89.3%

(Table continued on next page)

First Quarter 2025 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Greater New York Metropolitan Area Office Portfolio
Total leases executed	1	2	1	1	2

Total square footage executed	8,855	12,191	2,089	1,680	9,986
Average starting cash rent psf - leases executed	$49.57	$49.00	$95.09	$50.00	$53.75
Previously escalated cash rents psf	$56.52	$58.27	$92.64	$52.25	$59.64
Percentage of new cash rent over previously escalated rents	(12.3)%	(15.9)%	2.6%	(4.3)%	(9.9)%

Leasing commission costs per square foot	$14.91	$17.98	$-	$9.95	$19.29
Tenant improvement costs per square foot	15.00	94.37	-	3.50	128.47
Total LC and TI per square foot(2)	$29.91	$112.35	$-	$13.45	$147.76
Total LC and TI per square foot per year of weighted average lease term(3)	$5.98	$17.57	$-	$4.04	$18.59

Occupancy(4)	72.3%	73.2%	70.7%	70.7%	76.8%

Retail Portfolio
Total leases executed	1	-	5	3	1

Total square footage executed	1,181	-	12,792	8,990	2,458
Average starting cash rent psf - leases executed	$193.00	$-	$203.88	$91.14	$400.00
Previously escalated cash rents psf	$183.74	$-	$332.35	$75.03	$378.97
Percentage of new cash rent over previously escalated rents	5.0%	-	(38.7)%	21.5%	5.5%

Leasing commission costs per square foot	$63.04	$-	$74.25	$41.87	$193.06
Tenant improvement costs per square foot	-	-	51.72	9.45	50.00
Total LC and TI per square foot(2)	$63.04	$-	$125.97	$51.32	$243.06
Total LC and TI per square foot per year of weighted average lease term(3)	$6.25	$-	$14.73	$5.33	$23.15

Occupancy(4)	91.2%	90.4%	91.1%	92.3%	89.8%

Multifamily Portfolio
Percent occupied	99.0%	98.5%	96.8%	97.9%	97.1%
Total number of units	732	732	732	727	727

Notes:
(1)	Added in the quarter ended June 30, 2024, for all comparative periods we include "Early Renewals", defined as leases which were signed over two years prior to the lease expiration. Amounts listed as "Total Renewals" in prior periods have been renamed to "Current Renewals" above. Amounts for total leases executed, weighted average lease term, average free rent period, total square footage executed, average starting cash rent psf - leases executed, previously escalated cash rents psf, percentage of new cash rent over previously escalated rents, leasing commission costs per square foot, tenant improvement costs per square foot and total LC and TI per square foot for the quarter ended March 31, 2024 have been adjusted to include the impact of the early renewals.

(2)	Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.

(3)	Added in the quarter ended June 30, 2024, for all comparative periods and is calculated by dividing the total LC and TI per square foot by the weighted average lease term.

(4)	All occupancy rates exclude broadcasting and storage space.

First Quarter 2025 Commercial Property Detail (unaudited)

						Annualized
Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Rent per Occupied Square Foot (6)	Number of Leases (7)

Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,712,752	91.2%	94.8%	$166,001,082	$67.81	147
One Grand Central Place	Grand Central	1,231,214	84.1%	94.2%	66,897,864	64.73	132
1400 Broadway (8)	Penn Station -Times Sq. South	917,281	87.0%	94.5%	49,908,820	62.53	18
111 West 33rd Street (9)	Penn Station -Times Sq. South	639,595	92.1%	92.1%	41,293,117	70.10	21
250 West 57th Street	Columbus Circle - West Side	474,790	82.0%	83.2%	27,667,315	71.18	29
1359 Broadway	Penn Station -Times Sq. South	456,634	84.9%	90.3%	23,183,846	59.85	28
501 Seventh Avenue	Penn Station -Times Sq. South	455,432	90.5%	90.5%	22,811,112	55.37	18
1350 Broadway (10)	Penn Station -Times Sq. South	384,225	87.8%	95.6%	21,390,430	63.61	48
1333 Broadway	Penn Station -Times Sq. South	296,349	83.4%	90.0%	14,509,012	58.69	12
Office - Manhattan		7,568,272	88.1%	93.0%	433,662,598	65.31	453

Office - Greater New York Metropolitan Area
Metro Center	Stamford, CT	282,151	72.3%	74.1%	11,931,818	58.46	19
Office - Greater New York Metropolitan Area		282,151	72.3%	74.1%	11,931,818	58.46	19

Total/Weighted Average Office Properties		7,850,423	87.5%	92.3%	445,594,416	65.10	472

Retail Properties
112 West 34th Street (9)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	25,108,425	269.82	4
The Empire State Building	Penn Station -Times Sq. South	88,445	78.7%	78.7%	7,900,149	113.44	12
North Sixth Street Collection	Williamsburg - Brooklyn	87,355	78.0%	91.2%	9,219,458	135.35	15
One Grand Central Place	Grand Central	70,810	100.0%	100.0%	7,855,943	110.94	12
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,391,382	155.09	4
250 West 57th Street	Columbus Circle - West Side	63,443	93.2%	93.2%	8,580,119	145.18	6
10 Union Square	Union Square	58,049	90.2%	90.2%	8,277,886	158.01	9
1542 Third Avenue	Upper East Side	56,211	95.0%	95.0%	2,517,661	47.16	3
1010 Third Avenue	Upper East Side	38,235	100.0%	100.0%	3,421,053	89.47	2
1359 Broadway	Penn Station -Times Sq. South	29,247	99.4%	99.4%	2,223,109	76.44	5
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	73.1%	89.4%	1,377,549	69.28	6
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,093,509	82.46	3
1350 Broadway (10)	Penn Station -Times Sq. South	19,511	69.1%	100.0%	3,216,482	238.70	5
1400 Broadway (8)	Penn Station -Times Sq. South	17,017	82.2%	82.2%	1,751,083	125.26	6
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,618,381	136.90	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,981,662	191.19	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	261,661	70.72	1
Total/Weighted Average Retail Properties		766,869	91.2%	94.1%	97,795,512	139.82	96

Portfolio Total		8,617,292	87.9%	92.5%	$543,389,928	$72.03	568

Notes:
(1)	Excludes (i) 195,200 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2)	Based on leases signed and commenced as of March 31, 2025.
(3)	Percent occupied and percent leased exclude 109,938 rentable square feet of broadcasting and storage space.
(4)	Includes occupied space plus leases signed but not commenced as of March 31, 2025.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents annualized rent under leases commenced as of March 31, 2025 divided by occupied square feet.
(7)	Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 52 years (expiring June 10, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years (expiring July 31, 2050).

First Quarter 2025 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)			Forecast (1)
	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Apr. to Dec. 2025	Full Year 2026
Total Office and Retail Portfolio (2)
Total expirations	164,025	119,016	51,463	203,978	374,457	559,745
Less: broadcasting	-	(906)	(511)	-	(1,417)	(4,902)
Office and retail expirations	164,025	118,110	50,952	203,978	373,040	554,843

Renewals & relocations (3)	31,205	32,894	3,557	16,975	53,426	128,606
New leases (4)	50,486	10,583	-	126,391	136,974	11,370
Vacates (5)	82,334	71,693	45,079	43,673	160,445	222,701
Unknown (6)	-	2,940	2,316	16,939	22,195	192,166
Total Office and Retail Portfolio expirations and vacates	164,025	118,110	50,952	203,978	373,040	554,843

Manhattan Office Portfolio
Total expirations	147,055	102,646	46,384	202,511	351,541	459,318
Less: broadcasting	-	(906)	(511)	-	(1,417)	(4,902)
Office expirations	147,055	101,740	45,873	202,511	350,124	454,416

Renewals & relocations (3)	16,775	32,894	3,557	16,975	53,426	120,613
New leases (4)	50,486	10,583	-	126,391	136,974	11,370
Vacates (5)	79,794	55,323	40,000	42,559	137,882	206,103
Unknown (6)	-	2,940	2,316	16,586	21,842	116,330
Total expirations and vacates	147,055	101,740	45,873	202,511	350,124	454,416

Greater New York Metropolitan Area Office Portfolio
Office expirations	2,540	-	5,079	-	5,079	23,268

Renewals & relocations (3)	-	-	-	-	-	-
New leases (4)	-	-	-	-	-	-
Vacates (5)	2,540	-	5,079	-	5,079	-
Unknown (6)	-	-	-	-	-	23,268
Total expirations and vacates	2,540	-	5,079	-	5,079	23,268

Retail Portfolio
Retail expirations	14,430	16,370	-	1,467	17,837	77,159
Renewals & relocations (3)	14,430	-	-	-	-	7,993
New leases (4)	-	-	-	-	-	-
Vacates (5)	-	16,370	-	1,114	17,484	16,598
Unknown (6)	-	-	-	353	353	52,568
Total expirations and vacates	14,430	16,370	-	1,467	17,837	77,159

Notes:
(1)	These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.

(2)	Any lease on month to month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.

(3)	For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2025; and tenants who move within a building or within the Company's portfolio.

(4)	For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)	For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

First Quarter 2025 Tenant Lease Expirations (unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring(1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	-	679,390	7.9%	$-	0.0%	$-
Signed leases not commenced	23	393,933	4.6%	-	0.0%	-
1Q 2025(4)	6	74,238	0.9%	5,048,147	0.9%	68.00
2Q 2025	11	79,269	0.9%	5,317,695	1.0%	67.08
3Q 2025	12	51,463	0.6%	3,209,761	0.6%	62.37
4Q 2025	23	203,978	2.3%	13,410,157	2.5%	65.74
Total 2025	52	408,948	4.7%	26,985,760	5.0%	65.99
1Q 2026	19	173,586	2.0%	10,546,867	1.9%	60.76
2Q 2026	9	29,409	0.3%	2,431,508	0.4%	82.68
3Q 2026	21	125,181	1.5%	8,253,878	1.5%	65.94
4Q 2026	23	231,569	2.7%	13,758,061	2.6%	59.41
Total 2026	72	559,745	6.5%	34,990,314	6.4%	62.51
2027	89	716,814	8.3%	48,499,288	8.9%	67.66
2028	64	869,591	10.1%	52,865,156	9.7%	60.79
2029	64	792,652	9.2%	67,857,449	12.5%	85.61
2030	56	748,468	8.7%	56,187,186	10.3%	75.07
2031	30	228,906	2.7%	24,127,507	4.4%	105.40
2032	29	370,957	4.3%	27,266,682	5.1%	73.50
2033	34	306,026	3.6%	23,257,226	4.3%	76.00
2034	23	366,684	4.3%	27,284,064	5.0%	74.41
2035	20	431,502	5.0%	29,924,986	5.5%	69.35
Thereafter	35	1,743,676	20.1%	124,144,310	22.9%	71.20
Total	591	8,617,292	100.0%	$543,389,928	100.0%	$72.03

Manhattan Office Properties (5)

Available	-	560,849	7.4%	$-	0.0%	$-
Signed leases not commenced	18	366,979	4.8%	-	0.0%
1Q 2025(4)	6	59,808	0.8%	4,153,487	1.0%	69.45
2Q 2025	10	77,329	1.0%	5,069,999	1.2%	65.56
3Q 2025	11	46,384	0.6%	2,917,863	0.7%	62.91
4Q 2025	20	202,511	2.7%	13,307,130	3.0%	65.71
Total 2025	47	386,032	5.1%	25,448,479	5.9%	65.92
1Q 2026	17	164,448	2.2%	9,885,206	2.3%	60.11
2Q 2026	8	27,519	0.4%	1,821,130	0.4%	66.18
3Q 2026	17	90,262	1.2%	6,030,534	1.4%	66.81
4Q 2026	20	177,089	2.3%	10,948,466	2.5%	61.82
Total 2026	62	459,318	6.1%	28,685,336	6.6%	62.45
2027	79	635,263	8.4%	39,040,119	9.0%	61.46
2028	58	849,219	11.2%	50,302,505	11.6%	59.23
2029	50	645,626	8.5%	42,180,397	9.7%	65.33
2030	40	633,409	8.4%	42,056,800	9.7%	66.40
2031	20	145,484	1.9%	10,440,965	2.4%	71.77
2032	22	332,389	4.4%	24,055,474	5.5%	72.37
2033	19	198,333	2.6%	12,878,630	3.0%	64.93
2034	17	342,476	4.5%	23,855,572	5.5%	69.66
2035	16	418,059	5.5%	28,479,966	6.6%	68.12
Thereafter	23	1,594,836	21.2%	106,238,355	24.5%	66.61
Total Manhattan office properties	471	7,568,272	100.0%	$433,662,598	100.0%	$65.31

(Table continued on next page)

First Quarter 2025 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Portfolio	Number of Leases Expiring(1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	-	73,147	25.9%	$-	0.0%	$-
Signed leases not commenced	1	4,910	1.6%	-	0.0%	-
1Q 2025(4)	-	-	0.0%	-	0.0%	-
2Q 2025	-	-	0.0%	-	0.0%	-
3Q 2025	1	5,079	1.8%	291,898	2.4%	57.47
4Q 2025	-	-	0.0%	-	0.0%	-
Total 2025	1	5,079	1.8%	291,898	2.4%	57.47
1Q 2026	-	-	0.0%	-	0.0%	-
2Q 2026	-	-	0.0%	-	0.0%	-
3Q 2026	1	23,268	8.2%	1,448,235	12.1%	62.24
4Q 2026	-	-	0.0%	-	0.0%	-
Total 2026	1	23,268	8.2%	1,448,235	12.1%	62.24
2027	4	21,546	7.6%	1,264,659	10.6%	58.70
2028	2	11,480	4.1%	658,539	5.5%	57.36
2029	2	12,183	4.3%	719,609	6.1%	59.07
2030	4	37,917	13.4%	2,353,138	19.7%	62.06
2031	1	15,030	5.4%	879,672	7.4%	58.53
2032(6)	2	7,281	2.6%	381,961	3.2%	52.46
2033	1	63,173	22.5%	3,566,551	29.9%	56.46
2034	-	-	0.0%	-	0.0%	-
2035	1	7,137	2.6%	367,556	3.1%	51.50
Thereafter	-	-	0.0%	-	0.0%	-
Total greater New York metropolitan area office portfolio	20	282,151	100.0%	$11,931,818	100.0%	$58.46

Retail Properties
Available	-	45,394	5.9%	$-	0.0%	$-
Signed leases not commenced	4	22,044	2.9%	-	0.0%	-
1Q 2025(4)	-	14,430	1.9%	894,660	0.9%	62.00
2Q 2025	1	1,940	0.3%	247,696	0.3%	127.68
3Q 2025	-	-	0.0%	-	0.0%	-
4Q 2025	3	1,467	0.2%	103,027	0.1%	70.23
Total 2025	4	17,837	2.4%	1,245,383	1.3%	69.82
1Q 2026	2	9,138	1.2%	661,661	0.7%	72.41
2Q 2026	1	1,890	0.2%	610,378	0.6%	322.95
3Q 2026	3	11,651	1.5%	775,109	0.8%	66.53
4Q 2026	3	54,480	7.1%	2,809,595	2.9%	51.57
Total 2026	9	77,159	10.0%	4,856,743	5.0%	62.94
2027	6	60,005	7.8%	8,194,510	8.4%	136.56
2028	4	8,892	1.2%	1,904,112	1.9%	214.14
2029	12	134,843	17.6%	24,957,443	25.5%	185.09
2030	12	77,142	10.1%	11,777,248	12.0%	152.67
2031	9	68,392	8.9%	12,806,870	13.1%	187.26
2032	5	31,287	4.1%	2,829,247	2.9%	90.43
2033	14	44,520	5.8%	6,812,045	7.0%	153.01
2034	6	24,208	3.2%	3,428,492	3.5%	141.63
2035	3	6,306	0.8%	1,077,464	1.1%	170.86
Thereafter	12	148,840	19.3%	17,905,955	18.3%	120.30
Total retail properties	100	766,869	100.0%	$97,795,512	100.0%	$139.82

Notes:
(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)	Excludes (i) 195,200 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of March 31, 2025 and expire on March 31, 2025.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(6)	Includes a telecom lease with no square footage.

First Quarter 2025 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

				Weighted		Percent of
				Average	Total	Portfolio		Percent of
				Remaining	Occupied	Rentable		Portfolio
			Lease	Lease	Square	Square	Annualized	Annualized
20 Largest Tenants		Property	Expiration (1)	Term(2)	Feet (3)	Feet (4)	Rent (5)	Rent (6)
1.	LinkedIn	Empire State Building	Feb. 2026 - Aug. 2036	10.6 years	423,544	4.98%	$30,281,325	5.57%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	14.4 years	313,109	3.68%	19,397,992	3.57%
3.	Centric Brands Inc.	Empire State Building	Oct. 2028	3.6 years	252,929	2.97%	14,006,589	2.58%
4.	PVH Corp.	501 Seventh Avenue	Jan. 2026 - Oct. 2028	3.0 years	237,281	2.79%	13,507,462	2.49%
5.	Institutional Capital Network, Inc.	One Grand Central Place	Nov. 2027 - Dec. 2041	15.8 years	154,050	1.81%	10,830,007	1.99%
6.	Sephora USA, Inc.	112 West 34th Street	Jan. 2029	3.8 years	11,334	0.13%	10,563,141	1.94%
7.	Target Corporation	112 West 34th St., 10 Union Sq.	Jan. 2038	12.8 years	81,340	0.96%	9,473,657	1.74%
8.	Macy's	111 West 33rd Street	May 2030	5.2 years	131,117	1.54%	9,343,351	1.72%
9.	Coty Inc.	Empire State Building	Jan. 2030	4.8 years	157,892	1.86%	9,174,254	1.69%
10.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	4.5 years	56,730	0.67%	8,381,490	1.54%
11.	Li & Fung	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	3.3 years	149,061	1.75%	8,098,825	1.49%
12.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	6.5 years	34,192	0.40%	7,834,994	1.44%
13.	FDIC	Empire State Building	Dec. 2025	0.8 years	119,226	1.40%	7,751,788	1.43%
14.	Shutterstock, Inc.	Empire State Building	Apr. 2029	4.1 years	108,937	1.28%	7,464,741	1.37%
15.	Fragomen	1400 Broadway	Feb. 2035	9.9 years	107,680	1.27%	7,009,247	1.29%
16.	ASCAP	250 West 57th Street	Aug. 2034	9.4 years	87,943	1.03%	6,466,473	1.19%
17.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	4.7 years	86,492	1.02%	6,425,604	1.18%
18.	Burlington Merchandising Corporation	1400 Broadway	Jan. 2038	12.8 years	102,898	1.21%	6,382,930	1.17%
19.	HNTB Corporation	Empire State Building	Sep. 2034	9.5 years	78,361	0.92%	5,465,199	1.01%
20.	Kohl's Department Stores, Inc.	1400 Broadway	May 2029	4.2 years	91,775	1.08%	5,070,612	0.93%
	Total				2,785,891	32.75%	$202,929,681	37.33%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of March 31, 2025.
(4)	Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

First Quarter 2025 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Tenant improvements - first generation	$174	$2,744	$-	$-	$-
Tenant improvements - second generation (1)	39,304	45,969	17,149	25,087	27,404
Leasing commissions - first generation	-	98	138	129	35
Leasing commissions - second generation	7,629	10,769	3,753	3,807	9,730
Building improvements - first generation	-	180	128	-	-
Building improvements - second generation	5,770	9,377	7,838	11,362	13,509
Non-recurring capital improvements	2,910	14,420	2,825	5,979	6,464
Total	$55,787	$83,557	$31,831	$46,364	$57,142

Leasing Opportunity - Inventory of Current Vacant Space as of March 31, 2025 (in square feet) (2)

Total Portfolio vacant space					1,073,000

Signed leases not commenced ("SLNC"):
Manhattan Office Properties SLNC					367,000
Greater New York Office Property SLNC					5,000
Retail Properties SLNC					22,000
Greater New York Office Property					73,000
Retail Properties					45,000
Manhattan Office Properties					470,000
Manhattan Office Properties off market					52,000
Manhattan Office Properties broadcasting and storage					39,000
Total					1,073,000

Notes:

(1)	The period ended December 31, 2024 includes a tenant improvement allowance of approximately $23.5 million related to certain leases signed in 2018 and 2021.
(2)	These estimates are based on the Company's current budgets and are subject to change.

First Quarter 2025 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Observatory revenue (1)	$134,942	23,161	$38,275	$39,382	$34,124	$24,596
Observatory expenses	36,521	8,118	9,730	9,715	8,958	8,431
NOI	98,421	15,043	28,545	29,667	25,166	16,165
Intercompany rent expense (2)	82,570	15,160	22,969	23,461	20,980	16,067
NOI after intercompany rent	$15,851	$(117)	$5,576	$6,206	$4,186	$98

Observatory Metrics
Number of visitors (3)		428,000	718,000	727,000	648,000	485,000
Change in visitors year over year		(11.8)%	1.0%	(2.2)%	(2.7)%	9.5%
Number of bad weather days ("BWD") (4)		13	8	8	8	17

Notes:

(1)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, the fixed license fee was $1,904, $1,855, $1,855, $1,855 and $1,855, respectively.
(2)	The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2024

Notes:

(1)	The 102nd floor Observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.

First Quarter 2025
Funds from Operations ("FFO"), Modified Funds From Operations ("Modified FFO"), Core Funds
from Operations ("Core FFO"), Core Funds Available for Distribution ("Core FAD") and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO and Core FFO	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net Income	$15,778	$18,793	$22,796	$28,555	$10,215
Non-controlling interests in other partnerships	-	-	-	-	(4)
Preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)
Real estate depreciation and amortization	47,871	44,386	44,871	46,398	44,857
Gain on dispostion of property	(13,170)	(1,237)	(1,262)	(10,803)	-
FFO attributable to common stockholders and the Operating Partnership	49,429	60,892	65,355	63,099	54,018
Amortization of below-market ground lease	1,958	1,958	1,958	1,958	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	51,387	62,850	67,313	65,057	55,976
Interest expense associated with property in receivership	647	1,921	1,922	628	-
Loss on early extinguishment of debt	-	-	-	-	553
Core FFO attributable to common stockholders and the Operating Partnership	$52,034	$64,771	$69,235	$65,685	$56,529

Total weighted average shares and Operating Partnership units
Basic	267,073	264,798	264,787	264,676	264,562
Diluted	269,529	270,251	269,613	268,716	267,494

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$0.23	$0.25	$0.24	$0.20
Diluted	$0.18	$0.23	$0.24	$0.23	$0.20

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$0.24	$0.25	$0.25	$0.21
Diluted	$0.19	$0.23	$0.25	$0.24	$0.21

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$0.24	$0.26	$0.25	$0.21
Diluted	$0.19	$0.24	$0.26	$0.24	$0.21

Reconciliation of Core FFO to Core FAD
Core FFO	$52,034	$64,771	$69,235	$65,685	$56,529
Add:
Amortization of deferred financing costs	1,094	1,099	1,110	1,050	1,019
Non-real estate depreciation and amortization	908	979	1,029	1,074	1,107
Amortization of non-cash compensation expense	4,980	6,107	5,752	6,388	3,449
Amortization of loss on interest rate derivative	1,386	1,386	1,386	1,480	1,527
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(6,407)	(5,044)	(3,082)	(2,744)	(3,904)
Corporate capital expenditures	(83)	(226)	(121)	(157)	(238)
Tenant improvements - second generation	(39,304)	(45,969)	(17,149)	(25,087)	(27,404)
Building improvements - second generation	(5,770)	(9,377)	(7,838)	(11,362)	(13,509)
Leasing commissions - second generation	(7,629)	(10,769)	(3,753)	(3,807)	(9,730)
Core FAD	$1,209	$2,957	$46,569	$32,521	$8,846

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$15,778	$18,793	$22,796	$28,555	$10,215
Interest expense	26,938	27,380	27,408	25,323	25,128
Interest expense associated with property in receivership	647	1,921	1,922	628	-
Income tax expense (benefit)	(619)	1,151	1,442	750	(655)
Depreciation and amortization	48,779	45,365	45,899	47,473	46,081
EBITDA	91,523	94,610	99,467	102,729	80,769
Gain on disposition of property	(13,170)	(1,237)	(1,262)	(10,803)	-
Adjusted EBITDA	$78,353	$93,373	$98,205	$91,926	$80,769

First Quarter 2025 Debt Summary (unaudited and dollars in thousands)

	March 31, 2025			December 31, 2024
		Weighted Average			Weighted Average
		Interest	Maturity		Interest	Maturity
Debt Summary	Balance	Rate (1)	(Years)	Balance	Rate (1)	(Years)
Mortgage debt	$703,384	3.64%	6.0	$704,274	3.64%	6.1
Senior unsecured notes	1,100,000	4.76%	5.4	1,200,000	4.69%	5.3
Unsecured term loan facilities (2)	270,000	4.19%	2.5	270,000	4.19%	2.8
Unsecured revolving credit facility (3)	-	-	-	120,000	4.04%	4.2
Total fixed rate debt	2,073,384	4.30%	5.3	2,294,274	4.27%	5.2

Unsecured term loan facilities (4)	-	-	-	-	-	-
Unsecured revolving credit facility (4)	-	-	-	-	-	4.2
Total variable rate debt	-	-	-	-	-	4.2

Total debt	2,073,384	4.30%	5.3	2,294,274	4.27%	5.2
Deferred financing costs, net	(9,561)			(10,123)
Debt discount	(5,988)			(6,183)
Total	$2,057,835			$2,277,968

		Outstanding at
		March 31,		Letters		Available
Available Capacity	Facility	2025		of Credit		Capacity
Unsecured revolving credit facility (5)	$620,000	$-		$-		$620,000

				Current		In
Covenant Summary		Required		Quarter		Compliance
Maximum Total Leverage(6)		<60%		32.4%		Yes
Maximum Secured Leverage (7)		<40%		12.1%		Yes
Minimum Fixed Charge Coverage		>1.50	x	2.9	x	Yes
Minimum Unencumbered Interest Coverage		>1.75	x	4.4	x	Yes
Maximum Unsecured Leverage (8)		<60%		24.2%		Yes

Notes:

(1)	These reflect the weighted average interest rates comprised of either the fixed coupon of the debt or the rate which are fixed under variable to fixed interest rate swap agreements.
(2)	SOFR is fixed at 2.56% for $175 million through maturity and 3.31% for $95 million through maturity.
(3)	SOFR was fixed at 2.63% for $120 million through maturity. Unsecured revolving credit facility was paid down in March 2025.
(4)	As of March 31, 2025, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(5)	This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(7)	Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8)	Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

First Quarter 2025 Debt Detail (unaudited and dollars in thousands)

	Stated
	Interest	Principal	Maturity
	Rate (%)	Balance	Date	Amortization
10 Union Square	3.70%	$50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	33,815	1/5/2028	30 years
Metro Center	3.59%	71,600	11/5/2029	Interest only
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	6,300	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	13,569	11/1/2033	30 years
Total fixed rate mortgage debt		703,384

Unsecured term loan facility	SOFR plus 1.50%	175,000	12/31/2026	Interest only
Unsecured term loan facility	SOFR plus 1.50%	95,000	3/8/2029	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	-	3/8/2029	Interest only
Senior unsecured notes:
Series B	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Total / weighted average debt	4.30%	2,073,384
Deferred financing costs, net		(9,561)
Debt discount		(5,988)
Total		$2,057,835

First Quarter 2025 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

					Weighted
					Average
					Interest
				Percentage of	Rate of
Year	Maturities (1)	Amortization	Total	Total Debt	Maturing Debt
2025	$-	$2,774	$2,774	0.1%	N/A
2026	225,000	3,957	228,957	11.1%	4.06%
2027	155,000	4,276	159,276	7.7%	4.13%
2028	146,091	3,555	149,646	7.2%	4.06%
2029	321,600	3,890	325,490	15.7%	5.52%
2030	508,600	4,511	513,111	24.8%	3.67%
2031	45,000	3,283	48,283	2.3%	7.32%
2032	100,000	3,591	103,591	5.0%	3.61%
2033	439,007	3,249	442,256	21.3%	4.20%
2034	25,000	-	25,000	1.2%	7.41%
2035	75,000	-	75,000	3.6%	3.73%
Total debt	$2,040,298	$33,086	2,073,384	100.0%	4.30%
Deferred financing costs, net			(9,561)
Debt discount			(5,988)
Total			$2,057,835

Debt Maturity Profile

Ground Lease Commitments (2)

Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2025	$81	$506	$551	$1,138
2026	93	675	735	1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
2029	72	675	735	1,482
Thereafter	1,482	22,950	34,851	59,283
	$1,872	$26,156	$38,342	$66,370

Notes:

(1)	Assumes extension options are exercised for the 2029 maturities of the term loan, revolving credit facility and Metro Center mortgage.
(2)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years.
(4)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years.
(5)	Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 52 years.